                                                                    Exhibit 20.1

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                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1997-B
                         STATEMENT TO CERTIFICATEHOLDERS
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        PERIOD 21                                                   PAGE # 1
DETERMINATION: 10-Mar-99                                       Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/13/99 11:43

                CLASS A-1 5.744% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 6.100% ASSET BACKED NOTES
                CLASS A-3 6.350% ASSET BACKED NOTES
                CLASS A-4 6.500% ASSET BACKED NOTES
                CLASS A-5 6.600% ASSET BACKED NOTES
                CLASS B-1 6.750% ASSET BACKED CERTIFICATES

                      ORIG PRINCIPAL       BEG PRINCIPAL         PRINCIPAL         INTEREST             TOTAL         END PRINCIPAL
       CLASS              BALANCE             BALANCE          DISTRIBUTION      DISTRIBUTION       DISTRIBUTION         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     A-1 Notes        $200,000,000.00               $0.00              $0.00             $0.00              $0.00              $0.00

     A-2 Notes        $294,000,000.00       $1,177,523.75      $1,177,523.75         $5,985.75      $1,183,509.50              $0.00

     A-3 Notes        $227,000,000.00     $227,000,000.00     $18,903,511.82     $1,201,208.33     $20,104,720.15    $208,096,488.18

     A-4 Notes        $133,000,000.00     $133,000,000.00              $0.00       $720,416.67        $720,416.67    $133,000,000.00

     A-5 Notes         $70,000,000.00      $70,000,000.00              $0.00       $385,000.00        $385,000.00     $70,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $924,000,000.00     $431,177,523.75     $20,081,035.57     $2,312,610.75     $22,393,646.32    $411,096,488.18
------------------------------------------------------------------------------------------------------------------------------------

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       B-1             $29,148,275.79      $29,148,275.79              $0.00       $163,959.05        $163,959.05     $29,148,275.79
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS     $29,148,275.79      $29,148,275.79              $0.00       $163,959.05        $163,959.05     $29,148,275.79
------------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $953,148,275.79     $460,325,799.54     $38,984,547.39     $2,476,569.80     $22,557,605.37    $440,244,763.97
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                          FACTOR INFORMATION PER $1,000

                            PRINCIPAL           INTEREST          END PRINCIPAL
      CLASS               DISTRIBUTION        DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
        A-1                0.00000000          0.00000000            0.00000000
                          ------------------------------------------------------
        A-2                4.00518282          0.02035969            0.00000000
                          ------------------------------------------------------
        A-3               83.27538247          5.29166665          916.72461753
                          ------------------------------------------------------
        A-4                0.00000000          5.41666669        1,000.00000000
                          ------------------------------------------------------
        A-5                0.00000000          5.50000000        1,000.00000000
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   Notes Totals           21.73272248          2.50282549          444.90961924
--------------------------------------------------------------------------------

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       B-1                 0.00000000          5.62499995        1,000.00000000
--------------------------------------------------------------------------------
Certificate Totals         0.00000000          5.62499995        1,000.00000000
--------------------------------------------------------------------------------
      TOTALS              40.90082139          2.59830486          461.88486634
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                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

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                        KIM COSTA
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                        NEW YORK, NEW YORK 10001
                        (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1997-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 21                                                  PAGE # 2
DETERMINATION: 10-Mar-99                                       Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/13/99 11:63


Section 5.8 (iii)  Servicing Fee                                                  $383,604.83                       0.40246081


Section 5.8 (iv)   Administration Fee                                               $1,000.00                       0.00104915


Section 5.8 (vi)   Pool Balance at the end of the Collection Period           $440,244,763.97


Section 5.8 (vii)  Repurchase Amounts for Repurchased Receivable
                        By Seller                                                       $0.00
                        By Servicer                                               $102,157.48
                        TOTAL                                                     $102,157.48

Section 5.8 (viii) Realized Net Losses for Collection Period                      $338,209.02


Section 5.8 (ix)   Reserve Account Balance after Disbursement                  $13,207,342.92


Section 5.8 (x)    Specified Reserve Account Balance                           $13,207,342.92


Section 5.8 (xi)   Total Distribution Amount                                   $23,207,052.58

                        Servicing Fee                                             $383,604.83
                        Administrative Fee                                          $1,000.00
                        Noteholders' Distribution Amount                       $22,393,646.32
                        Certificateholders' Distribution Amount                   $163,959.05
                        Deposit to Reserve Account                                $264,842.38

Section 5.8 (xii)  Noteholders' Distributable Amount

            ------------------------------------------------------------------------------------------------------------------------
            Class       Principal       Interest         Total     Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
            ------------------------------------------------------------------------------------------------------------------------
             A-1              $0.00          $0.00           $0.00      0.00000000            0.00000000            0.00000000
             A-2      $1,177,523.75      $5,985.75   $1,183,509.50      4.00518282            0.02035969            4.02554252
             A-3     $18,903,511.82  $1,201,208.33  $20,104,720.15     83.27538247            5.29166665           88.56704912
             A-4              $0.00    $720,416.67     $720,416.67      0.00000000            5.41666669            5.41666669
             A-5              $0.00    $385,000.00     $385,000.00      0.00000000            5.50000000            5.50000000
            ------------------------------------------------------------------------------------------------------------------------
            Total    $20,081,035.57  $2,312,610.75  $22,393,646.32     21.73272248            2.50282549           24.23554797
            ------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii) Certificateholders' Distributable Amount

            ------------------------------------------------------------------------------------------------------------------------
            Class       Principal       Interest        Total      Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
            ------------------------------------------------------------------------------------------------------------------------
             B-1         $0.00        $163,959.05     $163,959.05       0.00000000            5.62499995            5.62499995
            ------------------------------------------------------------------------------------------------------------------------
            Total        $0.00        $163,959.05     $163,959.05       0.00000000            5.62499995            5.62499995
            ------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv) Reserve Fund Transfer Amount                  $ 264,842.38

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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